                                                                   Exhibit 10.31


                                          SOME OR ALL OF THE SECURED
                                        OBLIGATIONS (AS DEFINED HEREIN)
                                        BEAR INTEREST AT VARIABLE RATES.

UNITED STATES OF AMERICA            *           ACT OF MORTGAGE
                                    *                 AND
STATE OF NEW YORK                   *        COLLATERAL ASSIGNMENT
                                    *                 BY
COUNTY OF NEW YORK                  *   JCC DEVELOPMENT COMPANY, L.L.C.
                                    *             IN FAVOR OF
STATE OF LOUISIANA                  *        THE BANK OF NEW YORK,
                                    *         AS COLLATERAL AGENT
PARISH OF ORLEANS                   *      FOR THE PRESENT AND FUTURE
                                    *               HOLDERS
                                    *      OF THE SECURED OBLIGATIONS
*        *        *        *        *

         BE IT KNOWN, that on this 29th day of October, 1998, effective as of the Plan Effective Date (as defined below);

         BEFORE ME, the undersigned, Notary Public in and for the State of New York, County of New York, and in the presence of the undersigned competent witnesses;

         PERSONALLY CAME AND APPEARED:

         JCC DEVELOPMENT COMPANY, L.L.C., a Louisiana limited liability company (TIN: 62-1650470), whose registered office in the State of Louisiana is located at 512 South Peters, New Orleans, Louisiana 70130, and whose mailing address is 512 South Peters, New Orleans, Louisiana 70130, appearing herein by and through
L. Camille Fowler, a duly authorized officer thereof pursuant to a resolution of its sole member, JCC Holding Company, a Delaware corporation, a certified extract of which is attached hereto ("Mortgagor"); and

         AND BE KNOWN, that on this 29th day of October, 1998, effective as of the Plan Effective Date (as defined below);

         BEFORE ME, the second undersigned, Notary Public in and for the State of Louisiana, Parish of Orleans, and in the presence of the undersigned competent witnesses;

         PERSONALLY CAME AND APPEARED:

         THE BANK OF NEW YORK, a national banking association (TIN:
13-5160382), not in its individual capacity but solely as Collateral Agent for the present and future holders of the Secured Obligations (as defined below), whose mailing address is 10161 Centurion Parkway, Jacksonville, Florida 32256, appearing herein by and through a duly authorized representative ("Mortgagee");

AND MORTGAGOR AND MORTGAGEE DECLARED THAT:

         DEFINITIONS: The following terms shall have the following meanings when used herein. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Intercreditor Agreement.

         "ADMINISTRATIVE AGENT" means Bankers Trust Company, in its capacity as Administrative Agent for the Banks and other lenders under and from time to time signatory to the Credit Agreement (together with any successor Administrative Agent).

         "ADVANCES" means all advances made by Mortgagee for the protection of the interests of Mortgagee in the Property and the rights and privileges of Mortgagee hereunder, including any

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advances identified as "Advances" under this Mortgage, and shall include all interest payable with respect thereto as set forth in this Mortgage. Advances under this Mortgage shall include protective advances that may be made, to the extent permitted by the Intercreditor Agreement, by any Secured Creditor under any Shared Security Document or any separate security agreements executed pursuant to any Shared Security Document and affecting any portion of the Property.

         "AFFILIATE" means with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person, or (ii) except for purposes of determining Affiliates of HET, that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "ASSIGNED LEASES" shall have the meaning assigned in Granting Clause
(e)(iv) hereof.

         "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C.
Section 101 et seq.

         "BANKS" shall have the meaning set forth in the Intercreditor
Agreement.

         "CASINO GROUND LEASE" means that certain Lease Agreement by and between Landlord, as lessor, and Celebration Park Casino, Inc. (n/k/a Grand Palais Casino, Inc.), as lessee, dated as of April 27, 1993, recorded on April 27, 1993 in the conveyance records of the Parish of Orleans at Notarial Archives No. 93-018036 as Conveyance Office Instrument No. 68200, as assigned to HJC by Assignment and Assumption of Sublease, dated as of March 15, 1994, filed March 16, 1994 under Notarial Archives No. 94-13862, as Conveyance Instrument No. 83931, and as amended by Amended Lease Agreement, dated as of March 15, 1994, recorded on March 16, 1994 in the conveyance records of the Parish of Orleans at Notarial Archives No. 94-13887 as Conveyance Office Instrument No. 83942, as amended by Amendment to Lease Agreement, dated as of October 5, 1994, recorded on October 6, 1994 in the conveyance records of the Parish of Orleans at Notarial Archives No. 94-46778 as Conveyance Office Instrument No. 94519, and as amended and restated in that certain Amended and Restated Lease Agreement among Landlord, Mortgagor and the City of New Orleans, as intervenor, dated as of October 29, 1998 and recorded in the conveyance records of the Parish of Orleans at Notarial Archives No. _______ as Conveyance Office Instrument No. ______, as the same may be assigned, amended, modified, restated or supplemented from time to time, constituting a sublease of the Casino Premises in connection with a ground lease created by the City Lease.

         "CASINO OPERATING CONTRACT" means that certain Amended and Renegotiated Casino Operating Contract among HJC, JCC and the State of Louisiana by and through the LGCB, dated October 29, 1998, as the same may be amended, modified, restated or supplemented from time to time.

         "CASINO PREMISES" means the immovable property in the Parish of Orleans more particularly described on Exhibit "1" hereto annexed.


                                       2
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         "CONDEMNATION PROCEEDS" shall have the meaning assigned in Granting
Clause (g)(iii) hereof.

         "CREDIT AGREEMENT" means that certain Credit Agreement among JCC, JCC Holding Company, the various banks party thereto from time to time and the Administrative Agent, dated October 29, 1998, as the same may be amended, modified, restated, supplemented or extended from time to time.

         "CREDIT DOCUMENTS" shall have the meaning set forth in the Intercreditor Agreement.

         "EVENT OF DEFAULT" means (i) any "Event of Default" under, and as defined in, the Intercreditor Agreement, or (ii) any default under, or breach of any provision of, this Mortgage after the expiration of any cure period expressly provided herein (or if no cure period is specified, after notice by Mortgagee to Mortgagor and, in the case of a non-monetary default, thirty (30) days opportunity to cure).

         "FINANCING TRANSFER" means the mortgage, granting of a lien or security interest or other hypothecation of all or a portion of the Property by the Mortgagor to a Transferee in connection with any financing or refinancing by Mortgagor.

         "HET" means Harrah's Entertainment, Inc., a Delaware corporation.

         "HET/JCC AGREEMENT" means that certain HET/JCC Agreement dated October 29, 1998, by and among JCC, HET and HOCI or any successor agreement thereto or any substitute agreement therefor providing for the furnishing of the Minimum Payment Guaranty, as the same (or any successor or substitute) may be amended, modified, restated or supplemented from time to time.

         "HJC" means Harrah's Jazz Company, a Louisiana general partnership.

         "HOCI" means Harrah's Operating Company, Inc., a Delaware corporation.

         "HOLDERS" means individually, collectively and interchangeably the present and the future holders of the Secured Obligations.

         "IMPROVEMENTS" shall have the meaning assigned in Granting Clause (b) hereof.

         "INCORPOREAL RIGHTS" shall have the meaning assigned in Granting Clause
(e) hereof.

         "INDENTURES" means, collectively, (i) that certain Indenture pursuant to which JCC has issued Senior Subordinated Notes due 2009 with Contingent Payments, entered into by JCC, JCC Holding Company and the Trustee, dated as of the Plan Effective Date, and (ii) that certain Indenture pursuant to which JCC has issued Senior Subordinated Contingent Notes due 2009 entered into by JCC, JCC Holding Company and the Trustee, dated as of the Plan Effective Date, as such agreements may be amended, modified, restated or supplemented from time to time.

         "INSURANCE PROCEEDS" shall have the meaning assigned in Granting Clause
(e)(ii) hereof.


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


         "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated as of October 29, 1998, among JCC, the Minimum Payment Guarantors, Administrative Agent and the Trustee, as the same may be amended, modified, restated or supplemented from time to time.

         "JCC" means Jazz Casino Company, L.L.C., a Louisiana limited liability company.

         "LANDLORD" means Rivergate Development Corporation, a Louisiana public benefit corporation.

         "LGCB" means, collectively, the Louisiana Gaming Control Board, its successors and assigns.

         "LOUISIANA GAMING REGULATIONS" means the Louisiana Economic Development and Gaming Corporation Act, La. R.S. 27:201 et seq. and the rules and regulations thereunder and the Louisiana Gaming Control Law, La. R.S. 27:1 et seq., and the rules and regulations thereunder, collectively, as such statutes and regulations may be amended from time to time.

         "MASTER PLAN" means the master plan developed pursuant to Section 4.1 of the Second Floor Sublease with respect to leasing guidelines and other matters relating to the development and leasing of the Second Floor.

         "MINIMUM PAYMENT GUARANTORS" means HET and HOCI or any successor or substitute guarantor providing a Minimum Payment Guaranty in accordance with the requirements of the Casino Operating Contract.

         "MINIMUM PAYMENT GUARANTY" shall have the meaning set forth in the Intercreditor Agreement.

         "MINIMUM PAYMENT GUARANTY DOCUMENTS" shall have the meaning set forth in the Intercreditor Agreement.

         "MORTGAGE" means this Act of Mortgage and Collateral Assignment, as amended, modified, restated or supplemented from time to time.

         "MORTGAGOR" shall have the meaning set forth in the appearance clause of this Mortgage.

         "MORTGAGEE" shall have the meaning set forth in the appearance clause of this Mortgage.

         "NEW BONDS" means, collectively, the Senior Subordinated Notes due 2009 with Contingent Payments and the Senior Subordinated Contingent Notes due 2009 issued pursuant to the Indentures.

         "ORDINARY COURSE LEASES" means leases or subleases granted to other persons or entities by Mortgagor in the ordinary course of business which do not materially interfere with the conduct of the business of Mortgagor or any of its subsidiaries, or do not materially detract from the nature of the related assets of Mortgagor or any of its subsidiaries.

         "PERMITTED EXCEPTIONS" shall have the meaning assigned in Section 2 of this Mortgage.

         "PERSON" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN EFFECTIVE DATE" means the "Effective Date" under and as defined in the Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as modified through September 3, 1998, as confirmed by order of the United States Bankruptcy Court for the Eastern District of Louisiana on October 13, 1998 in the following proceedings: In re Harrah's Jazz Company, No. 95-14545 TMB, In re Harrah's Jazz Finance Corp., No. 95-14544 TMB, and In re Harrah's New Orleans Investment Company, No. 95-14871 TMB, as the same may be amended, modified or supplemented from time to time.

         "PROPERTY" shall have the meaning assigned at the end of the Granting Clauses of this Mortgage.

         "RENTS" shall have the meaning assigned in Granting Clause (e)(iv) hereof.

         "RIGHTS AND PRIVILEGES" shall have the meaning assigned in Granting Clause (d) hereof.

         "SECOND FLOOR" means the second floor of the casino building located on the Casino Premises.

         "SECOND FLOOR SUBLEASE" means that certain Second Floor Non-Gaming Sublease between Mortgagor, as sublessee, and JCC, as sublessor, dated as of the Plan Effective Date, as evidenced by that certain Memorandum of Sublease, dated October 29, 1998, and recorded in the conveyance records of the Parish of Orleans at Notarial Archives No. _________ as Conveyance Office Instrument No. ______, as the same may be assigned, amended, modified, restated or supplemented from time to time.

         "SECURED CREDITORS" means, collectively, (i) the Minimum Payment Guarantors, (ii) the Administrative Agent and the Banks and other lenders under and from time to time signatory to the Credit Agreement, (iii) the Trustee and the holders from time to time of the New Bonds, and (iv) if one or more Banks or other lenders (or any affiliate thereof) under and from time to time signatory to the Credit Agreement enter into one or more interest rate protection agreements, including, without limitation, interest rate hedges, swaps, caps, floors, collars and similar agreements with, or guaranteed by Mortgagor, any such Bank or lender (or any affiliate thereof) (even if such bank or lender ceases to be a party to the Credit Agreement) so long as such Bank or lender (or any affiliate thereof) participates in the extension of such interest rate protection agreements and their subsequent assigns, if any.

         "SECURED OBLIGATIONS" means individually, collectively and interchangeably, (i) all Protective Advances (as defined in the Intercreditor Agreement), (ii) all present and future indebtedness, obligations, including, without limitation, the Minimum Payment Obligations (as defined in the Intercreditor Agreement), and liabilities owed by JCC to the Minimum Payment Guarantors under the Minimum Payment Guaranty Documents, including, without limitation, the

HET/JCC Agreement, (iii) all present and future indebtedness, obligations, including, without limitation, the New Bond Obligations (as defined in the Intercreditor Agreement), and liabilities owed by JCC to any and all present and future holders of the New Bonds under the Indentures, (iv) all present and future indebtedness, obligations, including, without limitation, the Credit Agreement Obligations (as defined in the Intercreditor Agreement), and liabilities owed by JCC to the Banks under the Credit Documents, including, without limitation, the Credit Agreement, and (v) all Other Obligations (as defined in the Intercreditor Agreement), (vi) all other Obligations (as defined in the Intercreditor Agreement), (vii) all obligations of Mortgagor, as guarantor or otherwise, to the Secured Creditors with respect to any of the foregoing Secured Obligations, and (viii) all sums owed by Mortgagor under this Mortgage, including any Advances, or any one or more of the foregoing, and any and all promissory notes, bonds, loan agreements, indentures and other instruments or documents evidencing such present and/or future indebtedness, obligations and liabilities, including any amendments thereto, extensions, renewals and refinancings thereof, and replacements, substitutions and consolidations thereof, whether such obligations are committed or purely discretionary, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined, due or to become due, and whether now existing or hereafter arising, whether JCC or Mortgagor is obligated alone or with others on a "solidary" or "joint and several" basis, as a principal obligor or as a surety, guarantor, or endorser, all up to a maximum secured amount that may be outstanding at any time and from time to time of U.S. $10,000,000,000.00, including, but not limited to, all Advances. NOTWITHSTANDING ANY OTHER PROVISION OF THIS MORTGAGE, THE MAXIMUM AMOUNT OF THE SECURED OBLIGATIONS SECURED HEREBY SHALL BE LIMITED TO U.S. $10,000,000,000.00.

         "SHARED SECURITY DOCUMENTS" shall have the meaning assigned that term in the Intercreditor Agreement.

         "SIGNIFICANT TRANSACTION" shall have the meaning assigned that term in the Certificate of Incorporation of JCC Holding Company, a Delaware corporation and sole member of Mortgagor.

         "TAXES" means any taxes, assessments, forced contributions, and other governmental charges in the nature thereof, general and special, ordinary and extraordinary, of every nature and kind whatsoever which may be levied, assessed or imposed upon the Property and payable by Mortgagor, whether any or all of such Taxes be levied directly or indirectly, including, to the extent applicable, "in lieu" taxes.

         "TRANSFER" means the sale, exchange, lease or other disposition of all or a portion of the Property by the Mortgagor to a Transferee.

         "TRANSFEREE" means any Person to whom a Transfer or a Financing Transfer is made.

         "TRUSTEE" means Norwest Bank Minnesota, National Association, as Trustee under the Indentures (together with any successor Trustee).

         "UNIFORM COMMERCIAL CODE" means the Louisiana Civil Code Articles 3278 et seq., La. R.S. Section 9:4401, La. R.S. Sections 9:5386 and 5388 and La. R.S.
Section 10:9-101 et seq., as such statutes may be amended from time to time.

         GRANTING CLAUSES.

         To secure the full and prompt payment and performance of the Secured Obligations, up to a maximum secured amount that may be outstanding at any time and from time to time of U.S. $10,000,000,000.00, MORTGAGOR HEREBY MORTGAGES, AFFECTS, AND HYPOTHECATES, IN FAVOR OF MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOR THE BENEFIT OF THE HOLDERS all of Mortgagor's estate, right, title and interest, whether now owned or hereafter acquired, whether as owner, lessor, lessee, or otherwise, and whether vested or contingent, and including all of Mortgagor's rights to perform all obligations under and to receive the benefits of any leases, in and to all of the following described land (immovable property) and interests in land (immovable property), leases, leasehold interests, estates, servitudes, rights, buildings, other constructions, improvements, property, fixtures, component parts, machinery and equipment to the full extent that such property is susceptible of mortgage under the Louisiana Civil Code, Louisiana Revised Statutes, and other provisions of Louisiana law; grants a continuing security interest in favor of Mortgagee and its successors and assigns, as secured party for the benefit of the Holders, in all property and rights described below, whether now owned or hereafter acquired, that are susceptible of a security interest under the Uniform Commercial Code or any other provision of Louisiana law; and does further affect, hypothecate, collaterally assign and pledge unto and in favor of Mortgagee and its successors and assigns, as collateral assignee for the benefit of the Holders, all present and future leases and rents, as well as all other property and rights described below, whether now owned or hereinafter acquired, that are susceptible of collateral assignment under the Uniform Commercial Code or any other provision of Louisiana law:

         (a) the Second Floor Sublease, including, without limitation, all of Mortgagor's present and future right, title and interest, as such may be amended from time to time, as sublessee, in, to and under the Second Floor Sublease, and any other lease and sublease agreements and amendments thereof, affecting the Second Floor, together with Mortgagor's right, title, and interest in all constructions and improvements on the Second Floor and the component parts thereof;

         (b) TOGETHER with all constructions, structures, improvements, fixtures, additions, enlargements, extensions, modifications or repairs of every kind and description, now or hereafter erected or placed on the Second Floor, or thereunto belonging or appertaining, which may from time to time be owned or leased by Mortgagor, or which may be used or useable in connection with any present or future use or operations of the Second Floor, whether now owned or hereinafter acquired by Mortgagor, including all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security vacuum cleaning, public address and communications equipment and systems, all kitchen and laundry appliances, screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other types of equipment and personal property of every kind and description now or hereafter located on the Second Floor which by the nature of their location thereon or attachment thereto are deemed real or immovable property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, component parts, structures and improvements, all of which materials shall be deemed to be part of the Property immediately upon delivery thereof to the Second Floor to be part of the Improvements immediately upon their incorporation therein, together with all replacements thereof, substitutions therefor, additions thereto, and any other component parts of any and all such Property (all of the constructions, structures, improvements and component parts of the Second Floor are collectively referred to as the "Improvements");

         (c) TOGETHER with Mortgagor's rights in and to any supplement, modification, amendment, novation, reconduction, restatement, or replacement of any of the leases affecting the Second Floor;

         (d) TOGETHER with all of the rights, way, privileges, servitudes, easements, tenements, hereditaments, appurtenances and advantages belonging to or in anywise appertaining to the Second Floor or any part thereof (collectively, the "Rights and Privileges"), including, without limitation, the Rights and Privileges, if any, of Mortgagor in and to the Casino Premises, and in and to any alleys or passages, rights of ingress or egress, riparian rights, air rights, development rights, and all other Rights and Privileges, whatsoever, in any way belonging, relating or appertaining to any of the Property, or any part thereof, whether now owned or hereafter acquired by Mortgagor; and

         (e) TOGETHER with the following rights and privileges (the "Incorporeal Rights"):

                  (i) Any and all of Mortgagor's present and future right, title and interest in and to the proceeds of the sale, transfer, financing, refinancing or conveyance or conversion into cash or liquidated claims, whether voluntary or involuntary, of all or any of the Property, including all title insurance proceeds under any title insurance policy now or hereafter held by Mortgagor, all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) relating to the Property, the rights of Mortgagor to receive such sale proceeds directly from the purchaser or purchasers, and further to enforce any rights that Mortgagor may have to collect such sale proceeds, including without limitation, Mortgagor's right to commence appropriate collection actions against the purchaser or purchasers thereof;

                  (ii) Any and all of Mortgagor's present and future rights, title and interest in and to the unearned insurance premiums and proceeds of insurance affecting all or any part of the Property, including the right to receive such unearned insurance premiums and insurance proceeds directly from the insurer and, whether applicable, to enforce any rights that Mortgagor may have to collect such amounts ("Insurance Proceeds");

                  (iii) Any and all of Mortgagor's present and future right, title and interest in and to the proceeds of any award or claim for direct or consequential damages relating to any condemnation, expropriation, conveyance, or other taking of all or any part of the Property by any governmental authority, including, without limitation, awards for severance damages, and further including the right to receive such condemnation proceeds directly from such a governmental authority and, where applicable, to enforce any rights that Mortgagor may have to collect such condemnation proceeds as provided herein ("Condemnation Proceeds");

                  (iv) Any and all present and future leases, subleases or other occupancy agreements affecting the Property, whether or not of record, for the use or occupancy of all or any part of the Property, together with all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications of any thereof, and together with all guarantees of any of the obligations of the tenants under any of said leases (the "Assigned Leases"), and all rents, fruits, income, and profits therefrom (collectively, the "Rents"), including without limitation, any and all rents, income, profits, bonuses, revenues, royalties, cash or security deposits, advances, rentals and other payments, and further including Mortgagor's rights to enforce all Assigned Leases and to receive and enforce any rights that Mortgagor might have to collect Rent;

                  (v) Any and all of Mortgagor's present and future right, title and interest and other claims or demands that Mortgagor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Improvements, including without limitation, damages arising or resulting from any defect in or with respect to the design or construction of all or any portion of the Improvements, or arising from any default under any construction, architectural or engineering contract or agreement relating to the Improvements;

                  (vi) Any and all escrow payments paid to Mortgagor pursuant to any documents executed in connection with the Secured Obligations; and

                  (vii) Any and all present and future options to sell or to lease the Property, or any interests therein.

         (f) All of Mortgagor's right, title and interest, presently or in the future, in and to any land and any other real or immovable property described in this Mortgage, whether as owner, lessee, sublessee or otherwise.

All of the foregoing property and rights described in these Granting Clauses, individually, collectively and interchangeably, including, without limitation, any and all of Mortgagor's present and future property and rights subject to this Mortgage, are referred to herein as the "Property."

         MORTGAGE PROVISIONS.

         Mortgagor hereby declares, acknowledges, covenants and agrees as follows:

         1. SUBORDINATION. Mortgagee, for itself and on behalf of the Holders, hereby acknowledges that this Mortgage and the mortgage, lien, security interest and collateral assignment granted by Mortgagor hereunder shall be subject to the terms of the Second Floor Sublease and the provisions of the Master Plan. All rights granted Mortgagee on behalf of the Holders in and to the Second Floor and the Second Floor Sublease pursuant to this Mortgage and the exercise by Mortgagee of any remedies as provided in this Mortgage shall be subject and subordinate to Landlord's rights in the Second Floor as set forth in the Second Floor Sublease and the Master Plan, including, without limitation, the right of Landlord in and to rent payable pursuant to Section 3.1 of the Second Floor Sublease.

         2. PERMITTED EXCEPTIONS. This Mortgage is made and accepted subject to the exceptions set forth on Exhibit "2" hereto annexed and as otherwise agreed to by Mortgagee in writing (collectively, the "Permitted Exceptions").

         3. ACKNOWLEDGMENT OF COLLATERAL AGENT. Mortgagor declares and acknowledges that the original Mortgagee is contemplated to be Mortgagee in its capacity as Collateral Agent under the Intercreditor Agreement. Mortgagee declares that the taxpayer identification number of Mortgagee is accurately set forth in the appearance clause to this Mortgage. Mortgagor further declares and acknowledges that the Secured Obligations may be transferred or negotiated one more times and that the Holders shall include any and all holder or holders of the Secured Obligations from time to time.

         4. FUTURE ADVANCES. This Mortgage has been executed by Mortgagor pursuant to Louisiana Civil Code Article 3298 and other applicable laws, including the Uniform Commercial Code, for the purpose of securing the Secured Obligations that may now be existing and/or that may arise in the future as provided herein, with the preferences and priorities provided under applicable Louisiana law.

         5. MAXIMUM AMOUNT. In accordance with the requirements of applicable law, including Louisiana Civil Code Article 3288 and La. R.S. Section 9:4401, Mortgagor acknowledges, notwithstanding any other provision of this Mortgage or any other document to the contrary, the maximum amount of Secured Obligations secured hereby that may be outstanding at any time and from time to time shall be U.S. $10,000,000,000.00.

         6. TERM. This Mortgage will remain in effect until all of the Secured Obligations are fully satisfied and there is no agreement or commitment to advance any additional indebtedness or other obligations under any of (i) the Minimum Payment Guaranty Documents, including, without limitation, the HET/JCC Agreement, (ii) the Indentures, (iii) the Credit Documents, including, without limitation, the Credit Agreement, or (iv) the Shared Security Documents, including this Mortgage. At such time, upon written request from Mortgagor, Mortgagee shall execute and deliver to Mortgagor a written cancellation instrument.

         7. RECORDATION AND FILING. Mortgagor authorizes Mortgagee to file multiple originals, or photocopies, carbon copies, or facsimile copies of this Mortgage and appropriate financing statements with the appropriate filing officer in the State of Louisiana pursuant to the provisions of the Uniform Commercial Code. Mortgagor's employer identification number is accurately set out on the first page of this Mortgage. Mortgagor will not change its employer identification number or its name, identity or corporate structure or address so that any financing statement filed in connection herewith may become seriously misleading unless and until it notifies Mortgagee in writing and executes all new appropriate financing statements or other such documents as Mortgagee may reasonably require, with Mortgagor being required to pay the cost of such documentation and the filing thereof as provided above.

         8. REPRESENTATIONS AND WARRANTIES. Mortgagor hereby represents and warrants to Mortgagee that: (a) Mortgagor has a valid and enforceable leasehold interest in and to the Second Floor, subject to the Permitted Exceptions; (b) none of the Property has heretofore been alienated by Mortgagor, and there are no liens or encumbrances against the Property other than the Permitted Exceptions; (c) there are no defenses or offsets to this Mortgage or to Mortgagor's obligations under the Shared Security Documents; (d) Mortgagor has full power and authority to encumber the Property in the manner and form set forth in this Mortgage; (e) all consents and approvals to this Mortgage under the Second Floor Sublease have been obtained; (f) the Assigned Leases have not been assigned by Mortgagor or, to the knowledge of Mortgagor, any tenant thereunder; (g) to the knowledge of Mortgagor, as of the date hereof, the Assigned Leases are in full force and effect and there is no material default under any Assigned Lease and there is existing no condition which with the giving of notice or passage of time or both would cause a material default thereunder; and (h) the execution, delivery and performance of this Mortgage do not require any consent under, and will not contravene any provision of or cause a default under, any of the Second Floor Sublease, the Master Plan or the Assigned Leases. Mortgagor represents and warrants that this Mortgage is and will remain a valid and enforceable first mortgage on, security interest in and collateral assignment of the Property pursuant to and in accordance with the terms hereof, subject only to the Permitted Exceptions, and Mortgagor will preserve title to the Property and will forever warrant and defend such title and the validity and priority of the lien of this Mortgage against the claims of all persons.

         9. LIEN. This Mortgage is intended to encumber, effect, and constitute a lien on the Second Floor Sublease, Improvements and all of Mortgagor's interest therein and all of the other Property, regardless of whether Mortgagor's interest therein is that of lessee, sublessee, owner or otherwise, and regardless of whether the nature of such interest changes from time to time from lessee to sublessee to owner or vice-versa in any combinations, and in any such event the lien of this Mortgage shall automatically extend to and cover any and all interest of Mortgagor in the Property without the need of any amendment, supplement, notice, or action of any kind by Mortgagee. To the extent that this Mortgage is a mortgage in Mortgagor's interest in the Second Floor or the Improvements as lessor, this Mortgage will cover and include all of Mortgagor's rights to perform the obligations of the lessor under any Assigned Lease as well as all of Mortgagor's right to receive the benefits accruing to the lessor under any Assigned Lease.

         10. ASSIGNMENT OF LEASES AND RENTS. This Mortgage includes the collateral assignment, as security for the Secured Obligations up to the maximum secured amount that may be outstanding at any time and from time to time of $10,000,000,000.00, of all Assigned Leases and all Rents (subject to Section 1 hereof), and further includes Mortgagor's rights to enforce all Assigned Leases and to receive and enforce any and all rights that Mortgagor might have to collect Rents (subject to Section 1 hereof).

         11. REMEDIES. Subject to Sections 1 and 35 of this Mortgage, upon the occurrence and during the continuance of any Event of Default, Mortgagor shall forthwith upon demand of Mortgagee surrender to Mortgagee possession of the Second Floor and the Property, and Mortgagee shall be entitled to take actual possession of the Property or any part thereof personally or by its agents or attorneys, and Mortgagee in its discretion may, in addition to any other rights at law or in equity, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Property together with all documents, books, records, papers and accounts of Mortgagor relating thereto, and may as attorney-in-fact or agent of Mortgagor, or in its own name as Mortgagee and under the powers herein granted:

         (a) hold, operate, manage or control the Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion it deems proper or necessary to enforce the payment or security of the income, rents, fruits, issues and profits of the Mortgaged Property, including actions for the recovery of Rents, and direct collection of Rents and other payments from tenants in accordance with the provisions of La. R.S. Section 9:4401, Mortgagor hereby granting Mortgagee full power and authority to exercise each and every one of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Mortgagor;

         (b) cancel or terminate any sublease for any cause or on any ground which would entitle Mortgagor to cancel the same;

         (c) enforce any term and provision of any sublease, including actions in specific performance;

         (d) elect to cancel any sublease made subsequent to this Mortgage or subordinated to the lien hereof unless this Mortgage has specifically been made subordinate to such sublease, but in no event including termination of the Second Floor Sublease other than in accordance with the terms thereof;

         (e) extend or modify any then existing subleases in accordance with the terms thereof and make new subleases, which extensions, modifications or new subleases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the final maturity date of the Secured Obligations and the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such subleases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Property are subject to the lien hereof and shall be binding also upon the purchaser or purchasers at any foreclosure sale; and/or

         (f) withdraw any monies on deposit with any financial institution in the name of or on behalf of Mortgagor.

         12. PERFORMANCE OF LEASE OBLIGATIONS; Indemnification. In the event that Mortgagee or any third party acquires Mortgagor's interest in the Second Floor Sublease pursuant to this Mortgage (whether by foreclosure, other enforcement proceeding or otherwise), Mortgagee or such third party, as the case may be, shall perform or cause to be performed all of Mortgagor's obligations under the Second Floor Sublease as and to the extent required thereunder; provided, however, Mortgagee or such third party, as the case may be, shall remain so obligated only for as long as Mortgagee or such third party, as the case may be, retains an interest in the Second Floor Sublease. Except as provided in the immediately preceding sentence, Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any Assigned Lease. Mortgagor shall and does hereby agree to indemnify and to hold Mortgagee harmless of and from all liability, loss or damage which Mortgagee might incur under said leases or under or by reason of the assignment of any subleases, and of and from any and all claims or demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings to perform or discharge any of the terms, covenants or agreements contained in said leases, including without limitation any claims arising out of Mortgagee's negligence or strict liability, but excluding any such claims arising out of Mortgagee's gross negligence or willful misconduct. Should Mortgagee incur any such liability, loss or damage under any of said leases, or under or by reason of the assignment thereof, or in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees and costs, including reasonable attorneys' fees and costs on appeal, shall be secured hereby and Mortgagor shall reimburse Mortgagee therefor immediately upon demand, together with interest at the rate provided in Section 18 of this Mortgage to the date of reimbursement.

         13. PAYMENT AND PERFORMANCE OF SECURED OBLIGATIONS. Mortgagor shall satisfy the Secured Obligations when due in accordance with the terms of the Minimum Payment Guaranty Documents, including, without limitation, the HET/JCC Agreement, the Indentures and the Credit Documents, including, without limitation, the Credit Agreement, as applicable, and shall perform and observe each of Mortgagor's covenants, agreements and obligations hereunder and thereunder with respect to the Secured Obligations in accordance with their respective terms.

         14. MAINTENANCE; WASTE. Mortgagor shall not directly or indirectly commit or suffer any waste or stripping of the Property, and Mortgagor shall keep the Improvements protected and in good order, repair and condition at all times, and in connection therewith, Mortgagor shall make or shall cause to be made all repairs, renewals and replacements, structural and non-structural, exterior and interior, ordinary and extraordinary and foreseen and unforeseen to the Improvements. From and after the occurrence of an Event of Default, Mortgagee, as provided under the Intercreditor Agreement, shall have the right, but shall not be obligated, to take such actions as Mortgagee may deem necessary to correct or remedy such failure, and any amounts expended or advanced in connection therewith shall be Advances hereunder and part of the Secured Obligations. In such event, Mortgagee and any person designated by Mortgagee shall have, and is hereby granted, the right to enter upon the Property at reasonable times and from time to time for the purpose of taking any such action.

         15. Inspections. Mortgagor hereby authorizes Mortgagee, its agents, representatives or workmen, to enter the Second Floor (a) without prior notice if an Event of Default has occurred and is continuing or (b) at any reasonable time during normal business hours after reasonable advance notice to Mortgagor (except that with respect to any emergency, Mortgagee, its agents, representatives or workmen may enter during such time of emergency) for the purpose of inspecting the same and for the purpose of exercising any right, power or remedy which Mortgagee is authorized to exercise under the terms of this Mortgage; provided, however, that no such entry upon or in the Second Floor shall be construed to be possession of the Second Floor or to be a cure of any Event of Default or waiver of any Event of Default.

         16.      Payment of Taxes and Insurance

         (a) If Mortgagor fails to pay or discharge or cause to be paid or discharged any Taxes payable by Mortgagor within thirty (30) days after the same became due (and unless (i) Mortgagor is contesting such Taxes in good faith by appropriate proceedings and Mortgagor has established or is maintaining adequate reserve for such Taxes in accordance with generally accepted accounting principles as in effect from time to time, or (ii) the failure to pay or discharge such Taxes will not result in a forfeiture of any portion of the Property which would have a material adverse effect on the operation of the Second Floor or be grounds for declaring a termination of the Second Floor Sublease or any Assigned Lease (other than Ordinary Course Leases)), Mortgagee, as provided in Section 4 of the Intercreditor Agreement, shall be authorized (but shall not be obligated) to pay such Taxes, with full subrogation to all rights of the taxing authorities by reason of such payment, and any amounts so paid by Mortgagee shall be Advances hereunder and part of the Secured Obligations.

         (b) If Mortgagor, following written notice from Mortgagee to Mortgagor and thirty (30) days opportunity to cure, fails to obtain or maintain any insurance required to be maintained by Mortgagor under the provisions of the Shared Security Documents, as applicable, or any other documents executed in connection with any of the Secured Obligations, Mortgagee, as provided in Section 4 of the Intercreditor Agreement and this Mortgage, shall be authorized (but shall not be obligated) to pay such amounts, including premiums with respect to insurance which protects Mortgagee's interest only and any amounts so paid by Mortgagee shall be included within the Advances hereunder and part of the Secured Obligations.

         17. DEFAULT IN COMPLIANCE WITH LAW. If Mortgagor shall fail to comply with any laws, rules and regulations, including, but not limited to, the Louisiana Gaming Regulations, of all governmental bodies and agencies having jurisdiction over or authority with respect to the Property (except such instances of compliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the operation of the Second Floor) and such noncompliance continues for thirty (30) days (or any shorter period for compliance to the extent required by applicable law) following written notice thereof by Mortgagee, Mortgagee, at Mortgagee's option, may (but shall not obligated to) take reasonable steps to comply with such law, rule or regulation and pay the cost thereof, and any amounts expended or advanced in connection therewith shall constitute Advances and form part of the Secured Obligations.

         18. REIMBURSEMENT FOR ADVANCES. Within thirty (30) days following written demand therefor by Mortgagee to Mortgagor, Mortgagor shall reimburse Mortgagee or any Secured Creditor (to the extent permitted by the applicable Shared Security Documents and the Intercreditor Agreement) for any amount(s) paid or advanced by Mortgagee or such Secured Creditor (i) for Taxes pursuant to
Section 16(a) of this Mortgage, (ii) for insurance pursuant to Section 16(b) of this Mortgage, (iii) for the cost of keeping the Property in good order, repair and condition pursuant to Section 14 of this Mortgage, (iv) to comply with applicable laws, rules or regulations pursuant to Section 17 of this Mortgage, or (v) for any other purposes set forth herein or permitted hereby or by the Shared Security Documents and the Intercreditor Agreement, or otherwise reasonably necessary in connection therewith (including, without limitation, Advances for the preservation of the lien of this Mortgage). All such amounts shall constitute Advances hereunder, and such amounts, together with the interest accrued thereon as hereinafter provided, shall form part of the Secured Obligations and shall be fully secured hereby. Mortgagor shall pay interest on any Advances at a rate applicable to overdue loan principal pursuant to Section 1.08(c) of the Credit Agreement from the date(s) of such Advances until Mortgagor reimburses Mortgagee therefor.

         19. MORTGAGEE'S OPTION TO ACT HEREUNDER. None of the provisions of this Mortgage shall be construed as making it obligatory upon Mortgagee to pay Taxes or to comply with laws or regulations affecting the Property or to do any other act with regard to the Property or as causing Mortgagee to become liable for loss, damage or injury which may result from the nonpayment of Taxes or to do any other act.

         20.      NOTICE OF PROCEEDING AFFECTING THE PROPERTY

         (a) Mortgagor shall promptly notify Mortgagee of any knowledge that Mortgagor has or obtains of the commencement of any legal proceedings (including for condemnation or taking) which could have a material adverse effect on the Second Floor or the operation of the Second Floor, and Mortgagor shall immediately, upon service thereof on or by Mortgagor, deliver to Mortgagee a true copy of each petition, summons, complaint, notice, and all other pleadings or papers, served in connection with any such legal proceeding, and Mortgagee may take such action as may be necessary to preserve Mortgagee's rights and interests affected thereby. Mortgagor shall, at its expense, diligently prosecute and/or defend (as the case may be) all such proceedings and shall, upon the request of Mortgagee, deliver to Mortgagee copies of all papers served in connection therewith, provided that no settlement or compromise of any such proceeding shall be made by Mortgagor without Mortgagee's prior written consent if such settlement or compromise could reasonably be expected to have a material adverse effect on the Second Floor (as part of the Casino Premises) or the operation of the Second Floor. Mortgagee and Mortgagor acknowledge that the provisions of this Section 20(a) shall apply only to the extent such legal proceedings relate solely to the Second Floor or its operation or to Mortgagor's interest therein, and not to the Casino Premises generally, and to the extent any obligations pursuant to this Section 20(a) are not otherwise required to be performed by JCC or any other entity pursuant to the terms of any document (other than this Mortgage) which secures the Secured Obligations.

         (b) Notwithstanding any provisions of this Mortgage relating to defaults hereunder, it shall not be a default under this Mortgage if (i) any Condemnation Proceeds or Insurance Proceeds are unavailable to Mortgagee because (A) the Landlord has received or otherwise has priority in such proceeds under the Casino Ground Lease, (B) such proceeds have been applied to the restoration or repair of the Casino Premises as required by the applicable terms of Articles XII and XV, as the case may be, of the Casino Ground Lease, or (C) such proceeds have been applied in accordance with Section 11 of the Intercreditor Agreement, or (ii) said proceeds are used for such other use as Mortgagee may approve in writing.

         21. ADDITIONAL DOCUMENTS TO MAINTAIN LIEN. Mortgagor shall keep valid and, except for the Permitted Exceptions, unimpaired the lien and privilege hereby created or to be created and to that end shall execute at any future time all further instruments as may be necessary or desirable or that may be reasonably required by Mortgagee to make and keep valid the lien and privilege of the Mortgage on the Property and each and every part thereof, and to maintain the priority of the lien and privilege of the Mortgage on the Property.

         22. AUTHENTIC EVIDENCE. In the event any proceedings are taken hereunder by way of executory or other process, any and all declarations of facts made by authentic act before a notary public and in the presence of two witnesses by a person or persons declaring that such facts lie within his, her or their knowledge shall constitute authentic evidence of such facts for the purposes of such executory or other process and also for purposes of La. R.S. 9:3504(D)(6) and La. R.S. 10:9-508, where applicable.

         23.      ACCELERATION; ENFORCEMENT; CONFESSION OF JUDGMENT

         (a) Upon an Event of Default, Mortgagee shall have the right to accelerate the maturity and demand immediate payment of all Secured Obligations. It shall be lawful for Mortgagee (and Mortgagor does hereby authorize Mortgagee without notice or putting Mortgagor in default, a putting in default being hereby expressly waived), to cause all or singular the Property to be seized and sold under executory or other legal process, issued by any court of competent jurisdiction, without appraisement, and to the highest bidder for cash or on such terms as Mortgagee may direct; and Mortgagor consents that the Property may be sold, either as a whole or in such lots or parcels as Mortgagee may direct in any such proceedings. Mortgagor hereby expressly waives: (a) the benefit of appraisement, as provided in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same; (b) the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure; (c) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure; and (d) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure, and any other Articles not specifically mentioned above which would prevent the immediate seizure and sale of any or all of the Property, and Mortgagor expressly agrees to the immediate seizure of the Property in the event of suit hereon.

         (b) Mortgagor does hereby name, constitute, and appoint Mortgagee and Mortgagee's agents as Mortgagor's true and lawful agent and attorney-in-fact with full power of substitution and with power for Mortgagee in its name and capacity or in the name and capacity of Mortgagor to carry out and enforce following an Event of Default, any or all of the Incorporeal Rights collaterally assigned and pledged or otherwise encumbered under this Mortgage and at Mortgagee's sole discretion to file any claim or to take any other action or proceedings and to make any settlement of claims, either in its own name or in the name of Mortgagor or otherwise, that Mortgagee may deem necessary or desirable in order to collect and enforce the payment and performance of the obligations owed to Mortgagor under the Incorporeal Rights. Upon receipt of a written notice from Mortgagee that an Event of Default exists, the parties to the Incorporeal Rights are hereby expressly and irrevocably authorized and directed to pay any and all amounts and perform any duties, liabilities, or obligations due to Mortgagor pursuant to any of the Incorporeal Rights to and for Mortgagee or such nominee as Mortgagee may designate in such notice. The power of attorney granted to Mortgagee and its agents is coupled with an interest and may not be revoked by Mortgagor as long as this Mortgage remains in effect. Mortgagor specifically declares that nothing in this Mortgage shall operate (i) to place any responsibility for the control, care, management, or repair of the Property upon Mortgagee or for the carrying out of any of the terms or conditions of any present or future lease that may affect the Property, or (ii) to make Mortgagee responsible or liable for (A) any waste committed on the Property by any lessee or by any other party,
                  (B) the dangerous or defective condition of the Property, including but not limited to liability as described in Louisiana Civil Code Articles 2315 through 2324, or (C) any negligence in the management, upkeep, repair, or control of the Property that may result in loss, injury, or death to any lessee or other party. If the Property is transferred by virtue of any judicial foreclosure proceeding, the Property may, in Mortgagee's sole discretion, be transferred free and clear of, and unencumbered by, any and all subordinate leases, assignments, and contracts. Upon request by Mortgagee following an Event of Default, Mortgagor will immediately notify individual obligors and debtors under the Incorporeal Rights, advising such obligors and debtors of the fact that their respective agreements and/or obligations have been collaterally assigned and pledged to Mortgagee. In the event that Mortgagor should fail to provide such notices for any reason upon request by Mortgagee, Mortgagor agrees that Mortgagee may forward appropriate notices to such obligors and debtors, either in Mortgagee's name or the name of Mortgagor.

         (c) Should one or more Events of Default occur or exist, Mortgagee shall have the additional right, at its sole option, to separately sell the aforesaid Incorporeal Rights, or any part or parts thereof, at private or public sale, at such price or prices as Mortgagee may deem best, either for cash or for any other compensation, or on credit, or for future delivery, without the assumption of any credit risk. The sale of the aforesaid Incorporeal Rights may be without appraisement, the benefit of which is also expressly waived by Mortgagor. Mortgagee may exercise any other remedies with regard to Mortgagor's rights as may be authorized under the Uniform Commercial Code or under the applicable laws of any other applicable state. The sale, lease or other disposition of the Incorporeal Rights after default may be for cash, credit, or any combination thereof. Mortgagee may purchase all or any part of such Incorporeal Rights at public sale (or if permitted by law, at private sale) and in lieu of actual payment of any such purchase price, may set-off the amount of such price against the then outstanding Secured Obligations.

         (d) To the full extent permitted by applicable law, Mortgagor hereby waives and releases Mortgagee and each Secured Creditor of and from any and all liability and penalties for failure of Mortgagee to comply with any statutory or other requirement imposed upon Mortgagee relating to notices of sale, holding of sale, or reporting of any sale. Mortgagee shall have the right to postpone or adjourn any sale or other disposition of the Incorporeal Rights at any time without giving of notice of any such postponed or adjourned dates. In the event Mortgagee seeks to take possession of any or all of the Incorporeal Rights by court process, or otherwise, Mortgagor hereby irrevocably waives any bonds and surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession. Mortgagor further waives any demand for possession prior to the commencement of any suit or action and waives the right to trial by jury with respect thereto, and any other action in which Mortgagee is a party.

         (e) Pursuant to La. R.S. 27:275 et seq., Mortgagee is hereby authorized and empowered to file a petition to foreclose this Mortgage in which LGCB is named a nominal defendant and in which Mortgagee requests the appointment of a receiver as contemplated by and in accordance with the provisions of the cited statutes and applicable Louisiana Gaming Regulations. The filing of a verified petition by Mortgagee with respect to the Secured Obligations together with a certified copy of this Mortgage shall constitute prima facie proof of Mortgagor's default on the Secured Obligations and Mortgagee's right to enforce the lien of this Mortgage in executory or ordinary proceedings, at Mortgagee's option, and to the appointment of a receiver pursuant to applicable law and regulations.

         (f) Nothing herein shall prevent Mortgagee from pursuing any other remedies available to Mortgagee at law or in equity, including but not limited to, specific performance, appointment of a receiver and right of entry and possession.

         (g) For purposes of foreclosure under Louisiana executory process procedures, Mortgagor acknowledges the Secured Obligations and confesses judgment in favor of Mortgagee in the full amount of the Secured Obligations, in principal, interest, costs, expenses, and reasonable attorneys' fees.

         24. APPOINTMENT OF KEEPER. If the Property or any part thereof is seized as an incident to an action for the recognition or the enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fiere facias, or otherwise, and to the extent that the receiver of the Property is not appointed pursuant to La. R.S. 27:275 et seq., Mortgagor and Mortgagee hereby agree that the court issuing any such order shall, if petitioned for by Mortgagee, direct the sheriff to appoint as a keeper of the Property Mortgagee or any agent designated by Mortgagee, or any person or entity named by Mortgagee at the time such seizure is requested, or any time thereafter. This designation is made pursuant to La. R.S. 9:5136 through 5140.2, inclusive, as the same may be amended, and Mortgagee shall be entitled to all the rights and benefits afforded thereunder including reasonable compensation, which compensation shall be secured by this Mortgage.

         25. PARTIAL INVALIDITY. If for any reason any of the provisions of this Mortgage shall be judicially declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of the other provisions hereof.

         26. COVENANTS TO ABIDE BY LEASES. Subject to the terms of this Mortgage, with respect to the Second Floor Sublease and any and all other leases now or hereafter mortgaged or required to be mortgaged hereunder or pursuant to a supplement to or amendment of this Mortgage (other than Ordinary Course Leases), as of the date such lease becomes subject to the lien of this Mortgage, Mortgagor does specially covenant as follows:

         (a) Mortgagor shall pay, by no later than the end of any applicable cure periods granted to Mortgagor under the Second Floor Sublease or any such lease (with respect to such payment), all rents, additional rents and other sums required to be paid by Mortgagor under and pursuant to the provisions of the Second Floor Sublease or any such lease;

         (b) Mortgagor shall at all times promptly and faithfully keep and perform, or cause to be kept and performed, by no later than the end of any applicable cure periods granted to Mortgagor under the Second Floor Sublease or any such lease (with respect to such performance), all the covenants and conditions contained in the Second Floor Sublease or such lease to be kept and performed and in all respects conform to and comply with the terms and conditions of the Second Floor Sublease or such lease, by no later than the end of any applicable cure periods granted to Mortgagor thereunder (with respect to such performance), to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgagor, as sublessee under the Second Floor Sublease or as tenant under any lease, and Mortgagor further covenants that it shall not do or permit anything which will impair or tend to impair the security of this Mortgage or will be grounds for declaring a termination of the Second Floor Sublease or any lease;

         (c) Mortgagor shall not, without the prior written consent of Mortgagee, modify, extend or in any way alter the terms of the Second Floor Sublease or any lease or cancel or surrender the Second Floor Sublease or any lease, or waive, execute, condone or in any way release or discharge the lessor thereunder of or from the obligations covenants, conditions and agreements by said lessor to be done and performed, which, in any case, would have a material adverse effect Mortgagor's interest in the Second Floor Sublease or any such lease pursuant to this Mortgage;

         (d) Mortgagor shall promptly give Mortgagee notice of any default under the Second Floor Sublease or any lease or of the receipt by Mortgagor of any notice of default from the lessor thereunder, shall furnish to Mortgagee any and all information which it may request concerning the performance by Mortgagee of the covenants of the Second Floor Sublease or any lease, and shall permit Mortgagee or its representative at all reasonable times to make investigation or examination concerning the performance by Mortgagor of the covenants of the Second Floor Sublease or any lease. To the extent it is within Mortgagor's control to do so, Mortgagor shall deliver to Mortgagee a copy of the Second Floor Sublease or any lease certified by Mortgagor as a true and complete copy thereof, an estoppel certificate from the lessor under such lease within twenty (20) days after request by Mortgagee and in such form and content as shall be satisfactory to Mortgagee, as well as any and all documentary evidence received by it showing compliance by Mortgagor with the provisions of the Second Floor Sublease or any lease. Mortgagor shall also promptly deliver to Mortgagee an exact copy of any material notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting the Second Floor Sublease or any lease;

         (e) If Mortgagor shall default in the performance or observation of any term, covenant or condition of the Second Floor Sublease or any lease on the part of Mortgagor as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of this Mortgage, and without waiving or releasing Mortgagor from any of its obligations hereunder, Mortgagee shall, to the extent permitted by the Second Floor Sublease or such lease, have the right, but shall be under no obligation, after the expiration of all applicable cure periods granted to Mortgagor under the Second Floor Sublease or any lease to pay such sum or to perform such term, covenant, or condition as may be in default, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Second Floor Sublease or any lease on the part of Mortgagor to be performed or observed to be promptly performed or observed on behalf of Mortgagor, to the end that the rights of Mortgagor in, to and under the Second Floor Sublease or any lease shall be kept unimpaired and free from default; provided that, to the extent Mortgagee is not entitled under the Second Floor Sublease or such lease to cure rights on a consecutive basis to those granted to Mortgagor, Mortgagee may exercise its rights under this paragraph at any time within the five (5) day period prior to the expiration of such cure period upon written notice from Mortgagee to Mortgagor. If Mortgagee shall make any payment or perform any act or take action in accordance with the preceding sentence, Mortgagee will notify Mortgagor of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, Mortgagee and any person designated by Mortgagee shall have and are hereby granted, the right to enter upon the Second Floor at any time and from time to time for the purpose of taking any such action. If the lessor under the Second Floor Sublease or any lease shall deliver to Mortgagee a copy of any notice of default sent by said lessor to Mortgagor under the Second Floor Sublease or any lease, such notice shall constitute full protection to Mortgagee for any action taken or omitted to be taken by Mortgagee, in good faith, in reliance thereon;

         (f) Mortgagor shall exercise each individual option, if any, to extend or renew the term of the Second Floor Sublease or any lease, and Mortgagor hereby expressly authorizes and appoints Mortgagee as its attorney-in-fact to exercise, either jointly or individually, any such option in the name and upon behalf of Mortgagor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest;

         (g) In the event of any failure by Mortgagor to perform any covenant to be observed and performed under the Second Floor Sublease or any lease, the performance by Mortgagee on behalf of Mortgagor of such covenant shall not remove or waive, as between Mortgagor and Mortgagee, the corresponding breach of any covenant by Mortgagor hereunder, and any amount so advanced by Mortgagee or any costs incurred in connection therewith, shall be paid by Mortgagor to Mortgagee with interest thereon at the rate set forth in Section 18 of this Mortgage within thirty (30) days after written demand by Mortgagee to Mortgagor therefor and shall also be Advances forming part of the Secured Obligations and shall be fully secured hereby;

         (h) Mortgagor covenants and agrees that, if Mortgagor is permitted by Mortgagee to acquire the lessor's interest under the Second Floor Sublease or any lease, or any other estate, title or interest in the premises covered by such lease, all of Mortgagor's interest in such premises shall be considered as mortgaged, hypothecated, collaterally assigned and pledged to Mortgagee and the lien hereof shall encumber all of such interest with the same force and effect as though specifically herein mortgaged, hypothecated, collaterally assigned and pledged, without the need for any further mortgage, assignment, amendment, supplement, or other writing. Notwithstanding the foregoing, if Mortgagee so requests following Mortgagor's acquisition of the lessor's interest or any other estate, title, or interest in the leased premises, Mortgagor shall promptly execute and deliver all further instruments, writings, and other assurances as Mortgagee may request to confirm the foregoing;

         (i) In the event such lease is rejected or disaffirmed by the lessor thereunder (or by any receiver, trustee, keeper, custodian or other party who succeeds to the rights of such landlord) pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, Mortgagor covenants that it will not elect to treat such lease or sublease as terminated under 11 U.S.C. Section 365(h) or any similar or successor law or right and hereby assigns to Mortgagee the sole and exclusive right to make or to refrain from making any such election, and Mortgagor agrees that any such election, if made by Mortgagor, shall be void and of no force or effect;

         (j) If the lessor under the Second Floor Sublease or any lease (or any receiver, keeper, trustee, custodian or other party who succeeds to the rights of such lessor) rejects or disaffirms the Second Floor Sublease or any lease, as the case may be, pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law and Mortgagee elects to have Mortgagor remain in possession under any legal right Mortgagor may have to occupy the premises leased pursuant to the Second Floor Sublease or any lease, (i) Mortgagor shall remain in such possession and shall perform all acts necessary for Mortgagor to retain its legal rights and to remain in such possession for the unexpired term of such lease (including all renewals thereof), whether such acts are required under the then existing terms and provisions of such lease or otherwise, and (ii) all of the terms and provisions of this Mortgage and the lien created hereby shall remain in full force and effect and shall be extended automatically to such possession, occupancy and interest of Mortgagor; and

         (k) Mortgagor immediately upon obtaining knowledge of a breach by the lessor under the Second Floor Sublease or any lease (or by any receiver, keeper, trustee, custodian or other party who succeeds to the rights of such lessor) or any inability of such lessor (or any such receiver, trustee, custodian or other party) to perform the terms and provisions of the Second Floor Sublease or any lease (including by reason of a rejection or disaffirmance of the Second Floor Sublease or any lease, as the case may be, pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law), will notify Mortgagee of any such breach or inability. Mortgagor shall, at its expense, diligently commence and prosecute any proceedings as may be necessary or advisable against such lessor in connection with such breach and shall, upon the request of Mortgagee, deliver to Mortgagee copies of all papers served in connection therewith; provided that no settlement or compromise of any such proceeding shall be made by Mortgagor without Mortgagee's prior written consent if such settlement or compromise could have a material adverse effect on Mortgager's interest in the Second Floor Sublease or any such lease pursuant to this Mortgage.

         27. Power of Decision. Wherever Mortgagee exercises any right pursuant to this Mortgage to approve, disapprove or consent, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive.

         28. Binding Effect. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and/or assigns of Mortgagor and Mortgagee.

         29. AMENDMENTS, CONSENTS AND WAIVERS IN WRITING AND RELATED MATTERS

         (a) No amendment or waiver of any provision of this Mortgage, nor any consent by Mortgagee hereunder (including but not limited to any consent to any departure by Mortgagee therefrom), shall in any event be effective unless the same shall be in writing and signed by Mortgagee and, with respect to an amendment, by all of the parties thereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) The provisions of this Mortgage shall be construed as a whole according to their common meaning, not strictly for or against any party and consistent with the provisions herein contained, in order to achieve the objectives and purposes of this document. Each party and its counsel have reviewed and revised this Mortgage. Each party agrees that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Mortgage.

         (c) Any failure of Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Neither Mortgagor nor any person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor, or of any other person so obligated, to take action to foreclose or otherwise enforce any of the provisions of this Mortgage or any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Property and Mortgagee extending the time of payment or modifying the terms of the indebtedness secured hereby or this Mortgage without first having obtained the consent of Mortgagor or such other person, and in the latter event, Mortgagor and all such other persons shall continue to be liable to make such payment according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee.

         (d) Regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien or encumbrance on the Property, Mortgagee may release the obligation of anyone at any time liable for any of the Secured Obligations secured by this Mortgage or any part of the security held for such Secured Obligations and grant or agree to such extensions, indulgences and modifications in relation to the Secured Obligations as Mortgagee may determine, without the consent of the holder of any such subordinate lien or encumbrance and without any obligation to give notice of any kind thereto and without, as to the security or the remainder thereof, in any way impairing or affecting the lien hereof or the priority thereof over any subordinate lien or encumbrance. Any subsequent encumbrances of the Property are hereby, by virtue of this Section 29(d), specifically given notice of the foregoing reservation of rights.

         (e) Mortgagee may resort for the payment and/or satisfaction of the Secured Obligations to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

         30. NOTICES. Except as otherwise expressly provided herein, all notices or other communications required or permitted to be given or delivered pursuant to this Mortgage shall be in writing and shall be given by hand delivery, certified United States mail, prepaid, with return receipt requested, overnight courier service or facsimile transmission with receipt confirmed. Any party hereto may from time to time, by notice in writing served upon the other parties hereto pursuant to this Section 30 designate a different address or person to whose attention notices shall be given. Notices hereunder shall be deemed given upon receipt. The addresses of the parties hereto for notices are:

                  Mortgagor:        JCC Development Company, L.L.C.
                                    c/o JCC Holding Company
                                    512 S. Peters
                                    New Orleans, LA  70130
                                    Attention:  President

                  Mortgagee:        The Bank of New York, as Collateral Agent
                                    10161 Centurion Parkway
                                    Jacksonville, Florida 32256
                                    Attention:  Trust Department

         31. GAMING RESTRICTIONS. This Mortgage and the exercise of the remedies hereunder are and shall remain subject to the Louisiana Gaming Regulations.

         32. REMEDIES CUMULATIVE. Each right, power, and remedy of Mortgagee provided for herein and now or hereafter existing at law, in equity, by statute, pursuant to any other loan document or otherwise shall be cumulative, and the exercise by Mortgagee of any one or more of said rights, powers, or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all of such other rights, powers, or remedies. Nothing in this Mortgage shall be deemed to limit or modify any security interests or rights or remedies under any other documents executed in connection with any of the Secured Obligations.

         33.      Reinscription of Mortgage

         (a) Mortgagor shall reinscribe this Mortgage prior to the date on which the lien of this Mortgage may prescribe by any applicable prescriptive period.

         (b) During the term of this Mortgage, Mortgagor shall cause this Mortgage to be reinscribed in the manner provided by law in the records of the Recorder of Mortgages for the Parish of Orleans at least forty-five (45) days prior to the tenth
                  (10th) anniversary of the date of this Mortgage and within the reinscription or continuation period provided in La. R.S.
                  Section 9:4401 and Louisiana Civil Code Article 3328, as the same may be amended from time to time.

         (c) The parties to this Mortgage hereby waive the production of mortgage, conveyance, tax, assignment of accounts receivable and other certificates and relieve and release the Notary before whom this Mortgage was passed from all responsibilities and liabilities in connection therewith.

         34.      Transfers and Financing Transfers; Release of Property.

         (a) Mortgagor at any time may effectuate a Transfer or a Financing Transfer if such Transfer or Financing Transfer has been approved as a Significant Transaction by the Board of Directors of JCC Holding Company, subject to any consent required under the Credit Agreement.

         (b) With respect to a Transfer pursuant to Section 34(a) of this Mortgage, Mortgagee shall release the Property subject to the Transfer from this Mortgage if either of the following conditions are satisfied:

                  (i) Mortgagor provides substitute collateral acceptable to the Secured Creditors in the form of one or more letters of credit, securities, guaranties or other collateral. The Secured Creditors shall not unreasonably withhold or delay the acceptance of substitute collateral. In no event shall the Secured Creditors require substitute collateral having a value in excess of the value of the Property to be released.

                  (ii) Mortgagor grants Mortgagee a first priority pledge and security interest in Mortgagor's ownership interest (including any rights to income and profits) in the Transferee.

         (c) With respect to a Financing Transfer pursuant to Section 34(a) of this Mortgage, Mortgage shall subordinate this Mortgage to the obligations secured by the documents evidencing such Financing Transfer and, in such event, Mortgagee shall execute and deliver any subordination or any other document or instrument reasonably requested by Mortgagor to effectuate such subordination and to take any further action necessary to evidence or effectuate such subordination.

         35. INTERCREDITOR AGREEMENT. Notwithstanding any other provision of this Mortgage or any document or instrument executed by Mortgagor (other than the Second Floor Sublease), this Mortgage and all liens and security interests and rights granted herein, and the priority thereof, are expressly subject to the provisions of the Intercreditor Agreement which are incorporated herein by reference and made applicable hereto. In addition, Mortgagee is the Collateral Agent, as defined in and pursuant to the terms of the Intercreditor Agreement, and, notwithstanding anything herein to the contrary, the rights, powers, remedies and obligations of Mortgagee hereunder shall be subject to the provisions of the Intercreditor Agreement. Any exercise or waiver by Mortgagee of any of its rights, powers or remedies hereunder or any other act by Mortgagee hereunder shall be conclusive evidence of Mortgagee's authority pursuant to the Intercreditor Agreement against all persons other than the Secured Creditors. Nothing in this Mortgage shall limit or waive any rights granted to Mortgagee as a "Leasehold Mortgagee" or the "First Leasehold Mortgagee," as the case may be, under and as defined in the Casino Ground Lease.

         36. GOVERNING LAW. THIS MORTGAGE SHALL BE DEEMED TO BE A NEW YORK CONTRACT AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING MATTERS OF CONFLICT OF LAWS), EXCEPT THAT MATTERS OF TITLE TO THE PROPERTY AND THE CREATION, PERFECTION, PRIORITY AND (TO THE EXTENT REQUIRED) FORECLOSURE OF ANY MORTGAGES OR OTHER LIENS ON, AND SECURITY INTERESTS IN, ANY PROPERTY AND MATTERS RELATING TO THE LOUISIANA GAMING REGULATIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA.

         37. INDEMNIFICATION. Mortgagor shall indemnify and defend the Mortgagee and its directors, officers, employees, agents and representatives (each an "Indemnified Party") from and against all liabilities (including any environmental liabilities), obligations, claims, losses, damages, penalties, suits, actions, proceedings, judgments, costs and expenses (including reasonable attorneys' fees and expenses) (collectively, "Liabilities"), imposed upon, incurred by or asserted against any Indemnified Party in connection with the Property or this Mortgage, except to the extent caused by the gross negligence or willful misconduct of such Indemnified Party. In the event any suit, action or proceeding (including any investigation or proceeding initiated or conducted by any governmental authority or agency) is brought against any Indemnified Party in connection with any Liability, such Indemnified Party shall promptly notify Mortgagor and Mortgagor shall promptly retain counsel in connection therewith, which counsel shall be reasonably acceptable to such Indemnified Party, and shall pay the fees and expenses of such counsel related to such suit, action or proceeding. The obligations of Mortgagor under this Section 37 shall survive the release or termination of this Mortgage or the foreclosure or transfer in lieu of foreclosure of the Property to the extent any Liability relates to any action or event occurring prior to such release, termination, foreclosure or transfer.



                            [Signature page follows]

         THUS DONE AND PASSED, on the day, month and year first written above, in the State and Parish aforesaid, by the undersigned Mortgagor and Mortgagee in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagor and Mortgagee after reading of the whole.

WITNESSES TO ALL SIGNATURES:     JCC DEVELOPMENT COMPANY, L.L.C., a Louisiana
                                 limited liability company

/s/ Meredith A. Berlin           By:     /s/ L. Camille Fowler
----------------------------             ----------------------------
Meredith A. Berlin
                                 Name:   L. Camille Fowler
                                         ----------------------------

/s/ R. Marshall Grodner          Title:  Vice President/Secretary
----------------------------             ----------------------------
R. Marshall Grodner
                                 THE BANK OF NEW YORK, a national banking
                                 association, not in its individual capacity,
                                 but solely as Collateral Agent

                                 By:     /s/ R. Randall Deen
                                         ----------------------------

                                 Name:   R. Randall Deen
                                         ----------------------------

                                 Title:  Agent
                                         ----------------------------


                     /s/ Jorge Jacob Jose
                     ---------------------------------------

                                  NOTARY PUBLIC

                             My commission expires:




SIGNATURE PAGE TO ACT OF MORTGAGE
AND COLLATERAL ASSIGNMENT

                                EXHIBIT 1

                            CASINO PREMISES

A CERTAIN PORTION OF GROUND, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes and advantages thereunto belonging or in anywise appertaining, situated in the First Municipal district of the City of New Orleans bounded by Canal, South Peters, and Poydras Streets, and Convention Center Boulevard shown as Square RS on a survey plat by the office of Gandolfo, Kuhn & Associates dated October 20, 1998. Drawing No. T-182-3, being more particularly described as follows:
Begin at point A being the southeast intersection of South Peters and Canal Streets, measure thence along the east or river side line of South Peters Street South 1 degree 39 minutes 1 second East, a distance of 727.65 feet to the northerly line of Poydras Street and Point B; thence along said line of Poydras Street South 76 degrees 14 minutes 24 seconds East, a distance of
540.52 feet to the westerly or land side line of Convention Center Boulevard and Point C, also being the easterly line of former Delta Street; thence North 2 degrees 24 minutes 29 seconds West, a distance of 455.48 feet to the southerly line of Canal Street and Point K thence along said line of Canal Street, North 52 degrees 44 minutes 2 seconds West, a distance of 661.98 feet to Point A and the Point of Beginning and containing 7.016 acres.

Together with the existing tunnel portions in the following described subsurface areas:

Canal Street Portion:

THAT PORTION OF CANAL STREET which lies between two horizontal planes, the lower plane lying and being at an elevation of-5 feet Cairo Datum and the upper plane lying and being at an elevation of 30 feet Cairo Datum (approximate street grade), both as referenced to United States Coast and Geodetic Survey Benchmark B-96 1991, NGS Published Value having an elevation of 28.72 feet Cairo Datum, which property forms a portion of the Canal Street right of way, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Commencing at Point K, being the intersection of the easterly line of former Delta Street and the southerly line of Canal Street and also being the northeast corner of Square RS, measure thence along the southerly line of Canal Street North 52 degrees 44 minutes 02 seconds West, a distance of 87.04 feet to the Point of Beginning. From the Point of Beginning, measure thence along the southerly line of Canal Street North 52 degrees 44 minutes 02 seconds West, a distance of 129.11 feet to the westerly line of the former I-310 Tunnel; thence along said line along a curve to the right having a radius of 1689.02 feet, a distance of 78.94 feet to the northerly line of said Tunnel; thence along said line South 85 degrees 05 minutes 17 seconds East, a distance of 104 feet to the easterly line of the former I-310 Tunnel; thence along said line along a curve to the left having a radius of 1585.02 feet, a distance of 148.4 feet to the Point of beginning, and containing
11.774 square feet, a shown on a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998. Drawing No. T-182-3.

POYDRAS STREET PORTION:

THAT PORTION OF POYDRAS STREET which lies between two horizontal planes, the lower plane lying and being at an elevation of -5 feet Cairo Datum and the upper plane lying and being at an elevation 50 feet Cairo Daniem (approximate street grade), both as referenced to United States Coast and Geodetic Survey Benchmark B-96 1991. NGS Published Value having an elevation of 28.72 feet Cairo Datum, which property forms a portion of the Poydras Street right of way, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Commencing as Point B, being the intersection of the northerly line of Poydras Street and the easterly line of S. Peters Street, and also being the southwest corner of Square RS, measure thence along the northerly line of Poydras Street South 76 degrees 14 minutes 24 seconds East, distance of 361.51 feet to the Point of Beginning.

From the Point of Beginning, measure thence along the northerly line of Poydras Street, South 76 degrees 14 minutes 24 seconds East, a distance of
108.29 feet to the easterly line of the former I-310 Tunnel; thence along said line South 2 degrees 24 minutes 52 seconds East, a distance of 51.08 feet to the southerly line of said Tunnel; thence along said line South 87 degrees 35 minutes 08 seconds West, a distance of 104 feet to the westerly line of the former I-310 Tunnel; thence along said line North 2 degrees 24 minutes 52 seconds West, a distance of 61.24 feet to the Point of Beginning, and containing 4,801 square feet, as shown on a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182.3.

                                Exhibit "2"

                            PERMITTED EXCEPTIONS

1. Reservation of servitudes in favor of the Sewerage and Water Board of the City of New Orleans (the "Delta Street S&WB Servitude") and in favor of
    New Orleans Public Service, Inc. (the "Delta Street NOPSI Servitude"), contained in Ordinance No. 15,799 M.C.S. (Calendar No. 18,425) of the City of New Orleans, registered April 27, 1993, under N.A. No. 93-18030, as Conveyance Office Instrument No. 68169, and in Act of Revocation of Dedication by The City of New Orleans dated April 26, 1993, filed April 27, 1993, under Notarial Archives No. 93-18031, as Conveyance Office
    Instrument No. 68195, as shown on the survey of Gandolfo, Kuhn & Associates, Drawing No. T-182-3, last dated October 20, 1998.

2. Terms and Conditions of General Development Agreement, dated April 27, 1993, filed April 27, 1993, recorded under Notarial Archives No. 93-18037, and Conveyance Instrument No. 68201, as assigned and assumed by Assignment and Assumption of General Development Agreement and of Franchise Agreement, dated March 15, 1994, filed March 16, 1994, as Notarial Archives No. 94-13863, and Conveyance Office Instrument No. 83932, and amended March 15, 1994, recorded March 16, 1994, under Notarial Archives No. 94-13889, and Conveyance Office Instrument No. 83943 and as amended and restated by that certain Amended and Restated General Development Agreement dated as of October 30, 1998 by and among Rivergate Development Corporation, Jazz Casino Company, L.L.C. and City of New Orleans.

3. Reservation of a servitude in favor of New Orleans Public Service, Inc., contained in the sale from City of New Orleans to Morgan's Louisiana and Texas Railroad and Steamship Company, dated February 3, 1932, filed February 6, 1932, in Conveyance Office Book 466, folio 476, as shown on the survey of Gandolfo, Kuhn & Associates, drawing No. T-182-3, last dated October 20, 1998.

4. Apparent servitudes for 10" sewer line, 24" drain line and 20" water line, in the southeast corner of the land (outside of former Delta Street) as shown on the survey by Gandolfo, Kuhn & Associates, Drawing No. T-182-3, last dated October 20, 1998.

5. Reservation of a sewage servitude by City of New Orleans for the benefit of the Sewerage and Water Board, contained in the Act of Exchange and Agreement between the City of New Orleans and New Orleans Terminal Company, dated October 16, 1978, filed October 18, 1978, under N.A.
    No. 306106, in Conveyance Office Book 758-C, folio 580 as shown on survey T-182-7, last dated October 20, 1998 by Gandolfo, Kuhn & Associates.

6. Rights, reservations and servitudes as contained in the Judgement in favor of the Sewerage and Water Board of the City of New Orleans, rendered in proceedings No. 146-170, CDC, Parish of Orleans, dated September 5, 1924, recorded in Conveyance Office Book 505, folio 406, as shown on survey T-182-7 last dated October 20, 1998 by Gandolfo, Kuhn & Associates, Civil Engineers.

7. Driveway encroachment from Parcel 7 onto Basin Street right-of-way, as shown on survey T-182-7, by Gandolfo, Kuhn & Associates, last dated October 20, 1998.

8. Encroachment of adjoining buildings onto Tract 1 of parcel 3, as shown on survey T-182-3, by Gandolfo, Kuhn & Associates, last dated October 20, 1998.

9. Encroachments as evidenced by the following: concrete, brick pedestrian passageway and brick walk as shown on survey T-182-3 last dated October 20, 1998 by Gandolfo, Kuhn & Associates.

10. Encroachment upon Poydras Street by the granite columns and cornice appurtenant to Tract 1 of Parcel 3, as shown on the plat of survey by Gandolfo, Kuhn & Associates, Drawing No. T-182-3, last dated
    October 20, 1998.

11. Terms and Conditions of Franchise Agreement by and between the City of New Orleans and Celebration Park Casino, Inc., dated April 17, 1993, filed April 27, 1993, as Notarial Archives No. 18038, Conveyance Office Instrument No. 68202, as assigned and assumed by Assignment and Assumption of General Development Agreement and of Franchise Agreement, dated March 15, 1994, filed March 16, 1994, as Notarial Archives
    No. 94-13863, Conveyance office Instrument No. 83932, and as assigned in Assigned, Amended and Restated Franchise Agreement by the City of New Orleans to Harrah's Jazz Company with Grand Palais Casino, Inc., dated March 15, 1994, filed March 16, 1994, under Notarial Archives
    No. 94-13864, Conveyance Office Instrument No. 83933.

12. Terms and Conditions of Approved Zoning Plans:

    a. Filed December 29, 1994 as Notarial Archives No. 94-59464, Conveyance Office Instrument No. 98386.

    b. Filed April 21, 1995 as Notarial Archives No. 95-17369, Conveyance Office Instrument No. 103509.

    c. Filed December 29, 1994 as Notarial Archives No. 94-59466, Conveyance Office Instrument No. 98388.

13. Terms and Conditions of the Lease Agreement by and between City of New Orleans, as lessor, and Rivergate Development Corporation, as lessee, dated April 27, 1993 filed April 27, 1993, under Notarial Archives
     No. 98-18035, as Conveyance Instrument No. 68199, as amended by Amended and Restated Lease Agreement dated March 15, 1994, filed March 16, 1994, under Notarial Archives No. 94-13885. Conveyance Office Instrument
     No. 83940, as amended.

14. Terms and Conditions of Lease by and between The Alabama Great Southern Railroad Company, as lessor, and Grand Palais Casino, Inc., as lessee, as evidenced by Memorandum of Lease, dated November 19, 1993, filed December 15, 1993, under Notarial Archives No. 93-53509, as Conveyance Office Instrument No. 79741, in Conveyance Office Book 908, folio 101, as assigned by Assignment and Assumption of Lease, dated March 15, 1994, filed March 16, 1994, under Notarial Archives No. 94-13865, as Conveyance Office Instrument No. 83934, as amended by Supplemental Agreement executed August 25, 1994, filed November 9, 1994, under Notarial Archives No. 94-52041, as Conveyance Office Instrument No. 96047.

15. Restrictions affecting the property formerly known as the Carondelet Canal and Walk, as contained in U.S. Statutes at large, 9th Congress, Chapter XXXVI, Vol. 2, page 440, March 3, 1807: "and shall not dispose of, for the purpose of building thereon, any lot within sixty feet of the space reserved for a canal, which shall forever remain open as a public highway."

16. Construction Agreement between Harrah's Jazz Company and Centex Landis Construction Co., Inc., dated October 10, 1994, filed November 16, 1994, as Mortgage Office Instrument No. 292089, under Notarial Archives No. 94-52926, as amended.

17. Construction Agreement between Harrah's Jazz Company and Broadmoor, dated October 10, 1994, filed November 16, 1994, as Mortgage Office Instrument No. 292119, under Notarial Archives No. 94-52928; as amended.

18. Design Agreement between Harrah's Jazz Company and Perez Ernst Farner/Modus, Inc., dated June 16, 1995, filed November 22, 1995, as Mortgage Office Instrument No. 340292, under Notarial Archives No. 95-51534 and as amended.

19. Notice of Contract between Centex Landis Construction Co., Inc., contractor, and Harrah's Jazz Company, debtor, and Debtor in Possession in the United States Bankruptcy Court for the Eastern District of Louisiana, filed August 19, 1996, as Mortgage Office Instrument No. 378571, under Notarial Archives No. 96-40165.

    THUS DONE AND PASSED, on the day, month and year second written above, in the State and Parish aforesaid, by the undersigned Mortgagee in the presence of the undersigned second Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagee after reading of the whole.

                                       THE BANK OF NEW YORK, not in its
                                       individual capacity, but solely as
                                       Collateral agent


/s/ Marie A. Moon                      By: /s/ R. Randall Deen
----------------------------               ----------------------

                                       Name: /s/ R. Randall Deen
                                             --------------------

/s/ Marion W. Weinstock                Title: Agent
----------------------------                  -------------------

                          /s/ David A. Davillier
                          ------------------------------
                              Notary





                       DANIEL E. DAVILLIER
                          NOTARY PUBLIC
                        State of Lousiana
                    My Commission is issued for Life

       THUS DONE AND PASSED, on the day, month and year second written above, in the State and Parish aforesaid, by the undersigned Mortgagee in the presence of the undersigned second Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagee after reading of the whole.

                                            THE BANK OF NEW YORK, not in its
                                            individual capacity, but solely as
                                            Collateral Agent

/s/ Maria A. Moore                          By: /s/ R. Randall Deen
-----------------------------                   ------------------------------

                                            Name: R. Randall Deen
                                                  ----------------------------

/s/ Marcus W. Weinstock                     Title: Agent
-----------------------------                      ---------------------------

                            /s/ Daniel E. Davillier
                         ----------------------------
                                    Notary


                                DANIEL E. DAVILLIER
                                   NOTARY PUBLIC
                                 State of Louisiana
                           My Commission is issued for Life

                                               Schedule I doc II

                               RECEIPT FOR FILING
                                WILLIAM L. PRATT
                        Custodian of Notarial Records
               for the Parish of Orleans, State of Louisiana
                         ROOM B-4 CIVIL COURTS BUILDING
                     421 LOYOLA AVE., NEW ORLEANS, LA 70112
                              TELEPHONE: 568-8577



Filed by:  Phelps Dunbar, L.L.P
          ----------------------------------------------------

Notary Public who passed act:
                              --------------------------------

Instrument filed: Act of Mortgage and Collateral Assignment
                  --------------------------------------------

by JCC Development Company, L.L.C. to
--------------------------------------------------------------

The Bank of New York
--------------------------------------------------------------


Registered in                                                   Recorded in the Mortgage Office


Conveyance Office                                  Instrument #         488186
                                                                -----------------------------------------------

Instrument#                                         Book                       , Folio
                                                         ----------------------        ------------------------

Book                   , Folio                          New Orleans, Louisiana
     ------------------        --------------------

New Orleans, Louisiana                                  Date:  10-30-98
                                                              -------------------------------------------------

Date:                                                   Time:  2:10
      ---------------------------------------------           -------------------------------------------------
